UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12
H. J. Heinz Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 14, 2013, the Chairman, President and Chief Executive Officer of H. J. Heinz Company (the “Company”) sent the following e-mail to the Company’s employees.

Dear Heinz Colleagues:

The purpose of this letter is to brief you on a historic announcement for the H.J. Heinz Company. This morning we announced that Heinz entered into a definitive agreement to be acquired by an investment group comprised of Berkshire Hathaway and 3G Capital, global investment firms with stellar reputations for “doing the right thing” for, and with, the businesses they own. At $28 billion, this is the largest acquisition of its type ever in the food industry.

Berkshire Hathaway, led by investor Warren Buffett, owns and invests in leading businesses across a variety of industries, including numerous iconic, world-class food and beverage brands. 3G Capital is a global investment firm focused on long-term value creation, with a particular emphasis on building and expanding great brands such as Burger King and Budweiser. They represent the best of the best in terms of leadership and ownership of global brands that still have room to grow.

This transaction means that everyone who is a shareholder – and many of you are – will receive a cash payment of $72.50 for each share you own. Assuming this transaction is approved by shareholders and regulatory authorities, each shareholder will receive an immediate financial benefit from this change in ownership. While this transaction is not an arrangement we sought, we recognize the tremendous value to shareholders and the long-term benefit it provides for Heinz and its brands. The interest and offer by these highly respected investors are confirmation of the value they see in the Heinz organization and its brands.

Berkshire Hathaway and 3G Capital have ample capital and other resources to support Heinz’s significant projects and expansion into new categories and markets, and the owners will be able to make decisions that are in the best long-term interests of our brands and our consumers, customers and employees. This new chapter of our company will be filled with many opportunities to expand our global reach while never taking for granted how we got to this point, and where we came from.

Heinz’s product portfolio already enjoys global leadership in many categories and we have #1 or #2 market share positions in more than 50 countries. We now have a great opportunity to build upon this incredible platform and further strengthen our world-leading brands.

Understanding the need to preserve Heinz’s values, heritage and community connections, Berkshire Hathaway and 3G Capital have pledged to fulfill and continue our philanthropic support of community initiatives and related investments. We appreciate the signal that sends to us regarding their commitment to Heinz’s future and recognition of its past.

In the near term, and through the transaction process, we do not anticipate changes to our organization outside of the ordinary. You will receive regular updates through Town Hall Meetings, e-mail or through your managers, regarding the status of this process through its closing, which is expected to take place sometime this summer.

We will be expected to continue operating in a “business as usual” mode. The important thing to remember is that we must remain focused on our business in every respect.

You have been a part of building the great history and equity of Heinz over the years. Today, that value is being recognized by this historic offer to take Heinz private and to provide us with more opportunity than ever to do what we do best.

I will host a global Town Hall Meeting this morning at 9 a.m. Eastern to discuss this transaction in greater detail. A press release regarding the transaction is also available on HeinzWeb and on www.heinz.com.

Thank you for all that you do to make Heinz a successful global food organization.

Sincerely,

/s/ Bill Johnson

Bill Johnson
Heinz Chairman, President and CEO

Cautionary Statement Regarding Forward-Looking Statements

This communication and the Company’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include the Company’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•      the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•      the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies,

•      the risk that a closing condition to the proposed merger may not be satisfied,

•      the failure to obtain the necessary financing in connection with the proposed merger,

•      the ability of the Company to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

•      other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between the Company and a subsidiary of Hawk Acquisition Holding Corporation.  In connection with the proposed merger, the Company will file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”).  The information contained in the preliminary filing will not be complete and may be changed.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The definitive proxy statement will be mailed to the shareholders of the Company seeking their approval of the proposed merger.  The Company’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on August 28, 2012.  These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the proposed merger will be set forth in the preliminary proxy statement when it is filed with the SEC.